Exhibit 99.1

900 N. Michigan Avenue Suite 1600 Chicago, Illinois 60611 (312) 274-2000

Contact:

G. MARC BAUMANN

President of Urban Operations and

Chief Financial Officer

Standard Parking Corporation

(312) 274-2199

mbaumann@standardparking.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation Announces Date for

2013 Annual Meeting

Chicago, IL — February 15, 2013 — Standard Parking Corporation (NASDAQ: STAN) today announced that its 2013 annual stockholders meeting will be held at 8:30 AM (CT) on April 24, 2013 at The Talbott Hotel, 20 East Delaware Place, Chicago, Illinois 60611. It also set March 6, 2013 as the record date for determining stockholders of the Company who are entitled to vote at the meeting.

Standard Parking is a leading national provider of parking management, ground transportation and other ancillary services. The Company, with approximately 26,000 employees, manages approximately 4,200 parking facilities, containing approximately 2.2 million parking spaces in hundreds of cities across North America, and operates parking-related and shuttle bus operations serving 75 airports.

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